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                                                                    EXHIBIT 3.2

                           SECOND AMENDED AND RESTATED
                               CODE OF REGULATIONS
                                       OF
                                PVF CAPITAL CORP.


                                    ARTICLE I

                                   HOME OFFICE

         The place in Ohio where the principal office of PVF Capital Corp. (herein the "Corporation") is located is 30000 Aurora Road, in the City of Solon, Cuyahoga County. The home office of the Corporation shall be at 30000 Aurora Road, Solon, Ohio 44139. The Corporation may also have offices at such other places within or without the State of Ohio as the board of directors shall from time to time determine.


                                   ARTICLE II

                                  SHAREHOLDERS

         SECTION 1. Place of Meetings. All annual and special meetings of
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shareholders shall be held at the principal executive office of the Corporation or at such other place within or without the State in which the principal executive office of the Corporation is located as the board of directors may determine and as designated in the notice of such meeting.

         SECTION 2. Annual Meeting. A meeting of the shareholders of the
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Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually at such date and time as the board of directors may determine.

         SECTION 3. Special Meetings. Special meetings of the shareholders for
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any purpose or purposes may be called by the chairman of the board, the president or the board of directors in accordance with the Corporation's Articles of Incorporation.

         SECTION 4. Conduct of Meetings. Annual and special meetings shall be
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conducted in accordance with the rules and procedures established by the board of directors. The board of directors shall designate, when present, either the chairman of the board or president to preside at such meetings.

         SECTION 5. Notice of Meeting. Written notice stating the place, day and
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hour of the meeting and the purpose or purposes for which the meeting is called shall be mailed by the secretary or the officer performing his duties, not less than seven days nor more than sixty days before the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this
Article II, with postage thereon prepaid. If a shareholder is present at a meeting, or in writing waives notice thereof before or after the meeting, notice of the meeting to such shareholder shall be unnecessary. When any shareholders' meeting, either annual or special, is adjourned, notice of adjournment need not be given if the time and place to which such meeting is adjourned are fixed and announced at such meeting.

         Upon request in writing delivered either in person or by registered mail to the president or the secretary by any persons entitled to call a meeting of shareholders, the president or the secretary shall give written notice of the meeting to be held on a date not less than seven nor more than sixty days following the provision of such notice. If such notice is not given within fifteen days after the delivery or mailing of such request, the persons calling the meeting may fix the time of the meeting and give notice thereof as provided in the preceeding paragraph, or cause notice to be given by any designated representative.

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         SECTION 6. Fixing of Record Date. For the purpose of determining
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shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall not be a date earlier than the date on which the record date is fixed and shall not be more than sixty days and, in case of a meeting of shareholders, not less than twenty days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

         SECTION 7. Voting Lists. The Corporation shall make available upon the
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request of any shareholder at any meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders.

         SECTION 8. Quorum. A majority of the outstanding shares of the
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Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding voting shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         SECTION 9. Proxies. At all meetings of shareholders, a shareholder may
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vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy. Every appointment of a proxy shall be revocable unless such appointment is coupled with an interest.

         SECTION 10. Voting. Every shareholder entitled to vote shall be
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entitled to one vote for each share of stock held by him. Unless otherwise provided in the Articles of Incorporation, by applicable law, or by this Code of Regulations, a majority of those votes cast by shareholders at a lawful meeting shall be sufficient to pass on a transaction or matter.

         SECTION 11. Voting of Shares in the Name of Two or More Persons. When
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ownership of stock stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the shareholders of the Corporation any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose name shares of stock stand, the vote or votes to which these persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

         SECTION 12. Voting of Shares by Certain Holders. Shares standing in the
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name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, and except to the extent inconsistent with applicable law, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, conservator or a trustee in bankruptcy may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee, other than a trustee in bankruptcy, shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

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         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

         SECTION 13. Inspectors of Election. In advance of any meeting of
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shareholders, the board of directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If the board of directors so appoints either one or three inspectors, that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, and on the request of not less than ten percent of the votes represented at the meeting shall, make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the president.

         Unless otherwise prescribed by applicable law, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.


                                   ARTICLE III

                                    OFFICERS

         SECTION 1. Positions. The officers of the Corporation shall be a
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president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. The president shall be the chief executive officer, unless the board of directors designates another person as the chief executive officer. The offices of the secretary and treasurer may be held by the same person and a vice president may also be either the secretary or the treasurer. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

         SECTION 2. Election and Term of Office. The officers of the Corporation
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shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders or at such other meeting of the board of directors as is determined by the board of directors. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The board of directors may authorize the Corporation to enter into an employment contract with any officer in accordance with state law; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article III.

         SECTION 3. Removal. Any officer may be removed by the board of
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directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         SECTION 4. Vacancies. A vacancy in any office because of death,
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resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

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         SECTION 5. Remuneration. The remuneration of the officers shall be
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fixed from time to time by the board of directors.


                                   ARTICLE IV

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         SECTION 1. Contracts. To the extent permitted by applicable law, and
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except as otherwise prescribed by the Corporation's Articles of Incorporation or this Code of Regulations with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

         SECTION 2. Loans. No loans shall be contracted on behalf of the
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Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

         SECTION 3. Checks, Drafts, Etc. All checks, drafts or other orders for
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the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner as shall from time to time be determined by the board of directors.

         SECTION 4. Deposits. All funds of the Corporation not otherwise
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employed shall be deposited from time to time to the credit of the Corporation in any of its duly authorized depositories as the board of directors may select.


                                    ARTICLE V

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         SECTION 1. Certificates for Shares. The shares of the Corporation shall
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be represented by certificates signed by the chairman of the board of directors or by the president or a vice president and by the treasurer, an assistant treasurer, the secretary, or an assistant secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself of an employee of the Corporation. If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

         Notwithstanding the foregoing, the board of directors may provide by resolution that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.

         SECTION 2. Form of Share Certificates. All certificates representing
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shares issued by the Corporation shall set forth upon the face or back that the
Corporation will furnish to any shareholder upon request and without charge within five days after receipt of written request therefor a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

         Each certificate representing shares shall state upon the face thereof: that the Corporation is organized under the laws of the State of Ohio; the name of the person to whom issued; the number of shares represented by such certificate; the date of issue; the designation of the series or class, if any, which such certificate represents. Other matters in regard to the form of the certificates shall be determined by the board of directors.

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         SECTION 3. Payment for Shares. No certificate shall be issued for any
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shares until such share is fully paid.

         SECTION 4. Form of Payment for Shares. The consideration for the
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issuance of shares shall be paid in accordance with the provisions of the
Corporation's Articles of Incorporation.

         SECTION 5. Transfer of Shares. Transfer of shares of capital stock of
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the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation. Such transfer shall be made, in the case of certificated shares, only on surrender for cancellation of the certificate for such shares, or, in the case of uncertificated shares, on delivery of proper transfer instructions for the number of shares involved. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

         SECTION 6. Stock Ledger. The stock ledger of the Corporation shall be
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the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by Section 7 of Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.

         SECTION 7. Lost Certificates. The board of directors may direct a new
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certificate, or uncertificated shares, to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or uncertificated shares, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

         SECTION 8. Record Owners. The Corporation shall be entitled to
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recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.


                                   ARTICLE VI

                            FISCAL YEAR; ANNUAL AUDIT

         The fiscal year of the Corporation shall end on the last day of June of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the audit committee of the board of directors.


                                   ARTICLE VII

                                    DIVIDENDS

         Subject to the provisions of the Articles of Incorporation and applicable law, the board of directors may, at any regular or special meeting, declare dividends on the Corporation's outstanding capital stock. Dividends may be paid in cash, in property or in the Corporation's own stock.

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                                  ARTICLE VIII

                                 CORPORATE SEAL

         The corporate seal of the Corporation shall be in such form as the board of directors shall prescribe.


                                   ARTICLE IX

                                   AMENDMENTS

         In accordance with the Corporation's Articles of Incorporation, this Code of Regulations may be repealed, altered, amended or rescinded by the shareholders of the Corporation by vote of not less than a two-thirds of the outstanding voting power of the Corporation entitled to vote at a meeting of the shareholders called for that purpose.


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